Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Oatly Group AB (publ)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary shares, par value SEK 0.0015 per share (2)	Rule 457(c)	41,536,253 (3)	$1.00 (4)	$41,536,253.00	0.00014760	$6,130.75 (5)	F-3ASR	333-271379	April 21, 2023	$6,130.75

Carry Forward Securities	Equity	Ordinary shares, par value SEK 0.0015 per share (2)	Rule 457(c)	125,301,032 (6)	$2.28 (7)	$285,686,352.54	0.00011020	$31,482.64 (8)	F-3ASR	333-271379	March 20, 2024	$31,482.64

	Total Offering Amounts			—	—	$327,222,605.54		—

	Total Fees Previously Paid				—			$37,613.39

	Total Fee Offsets							$37,613.39

	Net Fee Due				—			$0.00

(1)

This post-effective amendment to the Registrant’s registration statement on Form F-3ASR (“Post-Effective Amendment No. 1”) relates to the resale or other distribution by the selling security holders named in Post-Effective Amendment No. 1 of up to 166,837,286 American Depositary Shares (“ADSs”) which each represent one ordinary share, SEK 0.0015 per share of the Registrant.

(2)

These ordinary shares are represented by ADSs, which each represent one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-262476).

(3)

Consists of 41,536,253 ADSs registered for resale by the selling security holders pursuant to the prospectus supplement dated March 21, 2024, which are issuable upon conversion of certain 9.25% Convertible Senior PIK Notes due 2028 issued by the Registrant to such selling security holders.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s ADSs reported on Nasdaq on March 18, 2024, which date was a date within five business days prior to the filing of the applicable prospectus supplement.

(5)

Calculated in accordance with Rule 457(c) under the Securities Act with respect to the 41,536,253 ADSs registered pursuant to the applicable prospectus supplement. Payment of the registration fee at the time of filing of our registration statement on Form F-3 filed with the Securities and Exchange Commission (“SEC”) on April 21, 2023 (Registration No. 333-271379), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and was paid in connection with the filing of the applicable prospectus supplement. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in such registration statement.

(6)

Consists of 125,301,032 ADSs registered for resale by certain selling security holders pursuant to the prospectus supplement dated April 21, 2023, which are issuable upon conversion of certain 9.25% Convertible Senior PIK Notes due 2028 issued by the Registrant to such selling security holders.

(7)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s ADSs reported on Nasdaq on April 20, 2023, which date was a date within five business days prior to the filing of the applicable prospectus supplement.

(8)

Calculated in accordance with Rule 457(c) under the Securities Act with respect to the 125,301,032 ADSs registered pursuant to the applicable prospectus supplement. Payment of the registration fee at the time of filing of our registration statement on Form F-3 filed with the Securities and Exchange Commission on April 21, 2023 (Registration No. 333-271379), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and was paid in connection with the filing of the applicable prospectus supplement. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in such registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Oatly Group AB	Form F-3ASR	333-271379	April 21, 2023		$31,482.63 (1)	Equity	Ordinary shares, par value SEK 0.0015 per share	125,301,032	$31,482.63

Fee Offset Sources	Oatly Group AB	Form F-3ASR	333-271379		April 21, 2023						$31,482.63

Fee Offset Claims	Oatly Group AB	Form F-3ASR	333-271379	March 21, 2024	March 21, 2024	$6,130.75 (2)	Equity	Ordinary shares, par value SEK 0.0015 per share	41,536,254	$6,130.75

Fee Offset Sources	Oatly Group AB	Form F-3ASR	333-271379		March 21, 2024						$6,130.75

(1)

Pursuant to Rule 457(p) under the Securities Act, Post-Effective Amendment No. 1 includes 125,301,032 unsold ADSs with a maximum aggregate offering price of $285,686,352.54 that were previously registered under a prospectus supplement, dated April 21, 2023, to the Registration Statement on Form F-3ASR, filed with the SEC on April 21, 2023 (File No. 333-271379) (“First Pro Supp”). The First Pro Supp registered a total of 196,155,483 ADSs with a maximum aggregate offering price of $447,234,501.24, of which 125,301,032 ADSs are included on Post-Effective Amendment No. 1. A filing fee of $31,482.64 with respect to 125,301,032 ADSs included in Post-Effective Amendment No. 1 with a maximum aggregate offering price of $285,686,352.54 was paid in connection with the filing of First Pro Supp, which will continue to be applied to the unsold ADSs included on Post-Effective Amendment No. 1. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the ADSs being registered hereby in the amount of $37,613.39 is offset by $31,482.64 in registration fees previously paid by the Registrant with respect to the ADSs that were registered but not issued pursuant to the First Pro Supp.

(2)

Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 41,536,254 unsold ADSs with a maximum aggregate offering price of $41,536,254.00 that were previously registered under a prospectus supplement, dated March 21, 2024, to the Registration Statement on Form F-3ASR with the SEC on April 21, 2023 (File No. 333-271379) (“Second Pro Supp”). A filing fee of $6,130.75 with respect to 41,536,254 ADSs with a maximum aggregate offering price of $41,536,254.00 was paid in connection with the filing of Second Pro Supp, which will continue to be applied to the unsold ADSs included on Post-Effective Amendment No. 1. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the ADSs being registered hereby in the amount of $37,613.39 is offset by $6,130.75 in registration fees previously paid by the Registrant with respect to the ADSs that were registered but not issued pursuant to the Second Pro Supp.